Exhibit 10.20

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.
REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

GENERAL CONTRACT BETWEEN
PEOPLE TO PEOPLE INTERNATIONAL AND
INTERNATIONAL AMBASSADOR PROGRAMS, INC.
PEOPLE TO PEOPLE STUDENT AMBASSADOR PROGRAM

THIS CONTRACT entered into this 1st day of April, 1995 by and between PEOPLE TO PEOPLE INTERNATIONAL, hereafter referred to as PTPI, and INTERNATIONAL AMBASSADOR PROGRAMS, INC., hereafter referred to as “Sponsoring Organization” or IAP, in consideration of the mutual promises set out herein, recites the parties’ contract regarding the conduct by Sponsoring Organization of a high school, junior high (middle) school student travel and college/university exchange program sanctioned by PTPI and supersedes any documents prior to this date.

1.              Contract Document: The contract evidenced hereby consists of this single Contract Document (the “Contract”).

The parties shall be privileged to amend the general operating policies by mutual contract from time to time without the necessity of formally amending this Contract so long as such amendment is in writing and initialed and dated by the duly authorized representatives of the parties, duplicate originals of such initialed and dated amendments are retained by each party hereto.

This Contract includes the following programs which are operated by the Sponsoring Organization, and expands these programs to provide opportunities for the development of incoming (to the United States and other countries) as well as international destination programs:

A. High School and Junior High (Middle) School Student Ambassador Program
B. Initiative for Understanding
C. Friendship Caravan
D. Youth Science Exchange
E. International Careers Exchange Program: Delegations of college/university level students, traveling internationally for the purpose of participating in career development opportunities through site visits, professional meetings, and formal presentations. The itinerary of such delegation programs is generally not more than two or three weeks. IAP will develop the International Careers Program in close consultation with PTPI so as not to duplicate but rather enhance PTPI’s Collegiate and Professional Seminar and Internship Programs.
F. All other student programs currently operated and initiated in the future by IAP which PTPI has sanctioned or will sanction but which are not specifically mentioned.

2.              Term of Contract: The initial term of this contract shall extend from April 1, 1995 through March 31, 2005 unless sooner terminated as set forth in Section 8 below. Following expiration of the initial term, the Contract may be renewed for successive ten-year periods (the first such period commencing April 1, 2005 and ending March 31, 2015), unless either party gives to the other party written notice of intent to terminate the Contract following the expiration of the term in question not less than 180 days prior to the expiration of said terms.

3.              Purpose of Contract: IAP agrees to diligently conduct student travel and exchange programs during the term hereof as more specifically set out in Section 5 below.

4.              Ownership of Name and Logo: PTPI warrants and represents that it is the owner of the “People to People International” service mark and its logo, that the service mark and logo are registered with the United States Patent and Trademark Office, and that it has the sole and exclusive right to authorize the use of said name, mark and logo. PTPI hereby authorizes the use of its name, service mark and logo (hereinafter sometimes referred to as “name and logo”) to IAP for use by IAP in conducting student travel and exchange programs, including use under IAP’s High School and Junior High (Middle) School Student Ambassador Program and IAP’s International Careers Exchange Program. The use of the name and logo includes use for preparatory work in obtaining leaders, obtaining support from organizations domestically and internationally, and in general correspondence furthering the name of PTPI as it pertains to the High School and Junior High (Middle) School Student Ambassador Program and other sanctioned youth programs of IAP.

PTPI shall indemnify, defend, and hold IAP harmless as to any trademark or service mark infringement claim arising out of its use of the name and logo as authorized in this Contract, provided that IAP shall give immediate written notice of any infringement allegation of which it is aware. The use of the PTPI name and logo by IAP shall cease upon the expiration of this Contract, including any renewal or extension thereof which may be entered into by mutual contract, except as provided for in Section 8 B-1.

The parties acknowledge that PTPI has authorized the use of its name and logo for youth programs and exchanges. PTPI covenants and agrees that during the term of this Contract and any renewals, it shall not authorize the use of its name and logo to any additional entities in youth exchange programs but retains the right to conduct its own college and university programs. Student exchange programs are defined as all students up to and including college and university.

Whereas PTPI covenants and agrees that this Contract with IAP constitutes an exclusive arrangement, it will not engage in (by direct organization, promotion of, or otherwise) youth travel exchange programs during the term of this Contract and any renewals, except for PTPI’s International Worldwide and regional meetings and conferences. PTPI may develop activities involving youth as long as such activities do not relate to youth group travel or exchange either domestic or international. PTPI retains the right to involve youth in their existing international and regional conferences which are operated independently by PTPI, to develop youth educational materials, and other youth related activities which clearly do not infringe upon IAP’s youth travel programs.

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.
REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

The parties acknowledge that the name the High School Student Ambassador Program is owned by IAP, and this Contract shall not be construed to permit its use.

5.              Quality Control: The parties recognize and agree that the value and public image of PTPI sanctioned projects/delegations are enhanced by their high level of quality and acceptance by peoples and nations abroad and by the established non-profit and public service nature of PTPI and to that end it is appropriate for PTPI to exercise quality control over PTPI sanctioned exchange programs. IAP agrees to permit PTPI to monitor and evaluate with its staff the conduct of any and all PTPI projects/delegations conducted under this Contract and to respond promptly and in detail to any inquiries of PTPI regarding the conduct of such projects/delegations and to allow PTPI to review the correspondence files as related to participant complaints. In such instances, IAP agrees to provide PTPI with an expeditious and detailed report. In addition, IAP shall send PTPI information i.e. participant names, dates of trips, itinerary, etc., in a timely fashion, for review, comment and approval prior to departure of delegation.

6.              Membership in People to People International:

A.            Each student delegate participating in a youth program of IAP under the terms of this Contract and any renewals thereof shall become a member of People to People International for one year beginning from the date of participation and shall be entitled to the benefits of such membership.

B.            IAP shall include in the quoted price *** for each youth travel and exchange program a fee to be paid to PTPI for 1) *** dues for membership in PTPI and 2) reimbursement to PTPI for its administrative expenses. For the first five years of this contract (commencing April 1, 1995, and continuing through 1996, 1997, 1998, 1999, until March 31, 2000) the fee *** shall be the greater of 1) $*** or 2) *** percent of *** program price for *** youth travel delegation. The portion of the fee which is for membership dues is $***. Fees shall be *** for delegation leaders. For the second five years of this contract (commencing April 1, 2000, 2001, 2002, 2003, 2004 until March 31, 2005) the fee *** shall be the greater of 1) $*** or 2) *** percent of *** program price for *** youth travel delegation. The portion of the fee which is for membership dues will be $***.

C.            PTPI commits a minimum of $*** a year to student ambassador loans and scholarships.

7.              Confidentiality: The parties agree that all information and contacts disclosed by IAP to PTPI in regard to student travel and exchange programs are proprietary in nature and the result of many years of development and investment on the part of IAP. As between the parties, such proprietary information is and shall remain solely the property of IAP. PTPI agrees to treat all such proprietary information as strictly confidential. Specifically, and without limiting the foregoing, PTPI states such proprietary information shall remain with the Chief Executive Officer of PTPI and the Board of Directors, and shall not be disclosed to other parties without prior written consent of IAP. IAP similarly agrees to restrict the disclosure of this information to the Officers of the Corporation, Board of Directors, and senior management charged with the responsibility of carrying out the conditions of the contract unless specifically provided through written consent from PTPI.

8.              Termination; Cancellation for Material Breach: In the event that either party fails to perform any of its obligations or undertakings hereunder (including specifically if IAP should default in the payment of any amount due or fail to adhere to the provisions of this Contract or if PTPI loses its status as a Section 501(c)(3) organization, or breaches any term of condition of this Contract) and in the event that such breach or default is material in effect, then the non-breaching party may notify the defaulting party in writing of such default and demand that such default be promptly cured and if such default is not rectified within 180 days of such notice, the party giving notice shall have the right, at its election, to terminate this Contract forthwith. Such termination shall not affect accrued obligations of either party to the other existing at the effective date of the termination, which specifically shall include:

A.            IAP’s obligations to pay the agreed fee for authorized projects traveling before or after the date of termination; and

B.            PTPI’s obligation to:

1.              Authorize the use of its trade name and logo to IAP for any delegations/projects which are already scheduled for departure and/or have already been approved by PTPI, as a qualified project, on the date of termination; and

2.              PTPI’s obligation in regard to the confidentiality of IAP’s proprietary information as provided in Section 7 above, which will continue after the termination of the Contract.

9.              Exclusivity: PTPI hereby grants sole and exclusive right to IAP to use the name of People to People International in connection with student programs (with the exceptions stated in Section 1, Paragraphs 2E and 2F, and Section 4, Paragraphs 3 and 4). No other such program will be officially authorized by PTPI unless approved in writing in advance by IAP. IAP in turn shall not conduct a student exchange program independently through, in connection with, or on behalf of any other individual or organization other than PTPI.

Both parties acknowledge that high school and junior high school students may participate freely in local chapter sponsored programs or in any other PTPI sponsored activity which may involve high school, junior high school, students.

10.       Liability Insurance: IAP will be required to carry liability insurance in the amount of no less than $5 million to adequately protect itself, PTPI and all other parties concerned against all claims of every nature and description, and evidence of such insurance shall be filed with PTPI at the time of the signing of this Contract and on an annual basis thereafter. PTPI shall be named as a co-insured party on the insurance policy.

11.       Orientation Briefings and Program Evaluations:

A     Orientation and Program Evaluation Requirements:

It is required that all delegation leaders and members receive briefings and materials (video, written, and other media) on IAP and PTPI as outlined below, and that delegation members be sufficiently briefed by qualified persons jointly approved by PTPI and IAP on:

1.              Pre-departure orientations on the history, habits, customs and cultures of the countries to be visited.

2.              Proper standards of conduct and behavior while overseas.

3.              History, purpose, current organizational makeup and activities of PTPI.

4.              The activities and programs of PTPI Headquarters in Kansas City, Mo.

5.              Chapter programs, locations and follow-on opportunities for all IAP participants or potential participants prior to or subsequent to their travel experience.

6.              The relationship of IAP and PTPI.

B.            Orientations and briefings should include as much detailed information as possible about PTPI and its programs, with emphasis on Chapters and the participation in Chapters by delegation members when they return to their homes. Also delegates should be encouraged to volunteer as homestay hosts. IAP agrees to work with PTPI in the selection of PTPI leaders/briefers to directly participate in as many briefings as possible and is not responsible for expenses (except possibly honorarium where appropriate) as it relates to these leader/briefers. When geographically possible, a briefing can be more helpful if held several weeks in advance, otherwise at an appropriate point and time as soon after the convening of the delegation as possible.

C.            Telling the People to People Story Abroad:

Each student ambassador will be supplied with information by IAP describing the PTPI Headquarters and chapter programs and will be requested to utilize it in enlisting the interest of those they meet in activities that will bring people of different countries and different cultures into contact with each other. IAP and PTPI further agree to work together to enhance chapter development in the United States and throughout the world.

12.       Printed Material/Letter Content:

A.            Printed material, including initial invitational letters, must be approved by PTPI in advance.

B.            Specific and prior approval is required for use of PTPI logo on materials dealing with matters unrelated to specific PTPI approved exchange program projects/delegations.

13.       Additional Information:

A.            IAP shall provide PTPI with a monthly report on registrations received and number of students enrolled. The information shall be sub-grouped according to program type, high school, junior (middle) high school, international career, and geographic destinations.

B.            PTPI should be notified of projected destinations for future student travel groups.

C.            Prior approval by PTPI is required for any new student program, including new destinations, before any public announcements are made or printed materials distributed.

D.            IAP shall provide PTPI with sample copies of all promotional materials developed for each student travel program for content review.

E.             Both parties agree to work toward the development of new programs or travel opportunities which will expand youth participation in PTPI approved travel activities. These may take the form of new travel locations, cost reduction efforts, less expensive programs, scholarships, and innovative marketing outreach to new student populations.

F.              IAP will work with PTPI in the design of an evaluation survey and will conduct this evaluation survey within 30 days after completion of the project/delegation. Copies of the completed questionnaires of the survey and/or the questionnaire summary are to be provided to PTPI.

G.            Any correspondence regarding substantive project/delegation member complaints must be responded to by a designate of the IAP within two weeks of receipt. Copies of the complaint and the responses are to be sent to PTPI at the time of receipt and response.

H.           IAP will furnish on a timely basis financial statements to PTPI’s CEO, President, Chairman of the Board, upon request if any default in payment or breach in financial agreements occur.

14.       General Provisions:

A.            Binding Effect: This Contract shall be binding upon the parties, their respective successors and assigns, but shall be deemed personal to each party and shall not be assigned by either party without the signed written approval of the other.

B.            Controlling Law: This Contract shall be construed under the Laws of the State of Missouri.

C.            Final Contract; Amendment: It is understood and agreed that the entire Contract between the parties is contained herein, that there are no oral or other contracts or undertakings with respect to the subject matter hereof, and that this General Contract may be amended except by written, dated instrument, executed in duplicate, by authorized representatives of both parties.

D.            Severability: The invalidity or unenforceability of any particular provision of the Contract shall not affect the other provisions hereof and the Contract shall be construed in all respects as if such invalid or unreasonable provisions were omitted.

E.             Notices: Any notice or other communication to be given by either party to this Contract to the other party shall be in writing, dated, and signed by an authorized representative of the party giving the notice, and shall be deemed to have been sufficiently given for all purposes hereof:

1.              if hand delivered, on the date of delivery, to an authorized representative of the addressee;

2.              if mailed by U.S. mail from an address in the United States to an address in the United States, three days after being sent by certified or registered U.S. mail, return receipt requested;

3.              if mailed and the addressee resides in a country other than the country of the sending party, ten days after being sent by registered airmail, return receipt requested;

4.              if given by Express Mail courier service, upon the date of receipt by the addressee; or

5.              if given by facsimile, cable or telex, when received by the addressee, but only if supplemented by certified or registered airmail, return receipt requested, sent not later than three working days after said cable or telex.

In any event, notice shall be addressed to the party(ies) to be notified at the following address set forth after its name, or such other address as may hereafter be furnished by one party to the other(s) in writing:

To IAP at:	International Ambassador Programs, Inc.
Dwight D. Eisenhower Building
South 110 Ferrall Street

Spokane, Washington 99202

To PTPI at:	People to People International
501 East Armour Boulevard
Kansas City, Missouri 64109

IN WITNESS WHEREOF, the parties, being duly authorized by their respective Boards of Directors, have executed these presents, in duplicate, the date and year first above written.

INTERNATIONAL AMBASSADOR PROGRAMS, INC.		PEOPLE TO PEOPLE INTERNATIONAL, INC.

By:	/s/ John Ueberroth	By:	/s/ Gregory F. T. Winn
	John Ueberroth		Gregory F. T. Winn
Executive Vice President/CEO

Date:	1/27/95	Date:	1/25/95